Exhibit 4.14
Consent of Independent Accountants
     We hereby consent to the incorporation by reference in the registration statement on Form F-8 of Fronteer Development Group Inc. (the “Registrant”) of our report dated March 27, 2008 relating to the consolidated balance sheets of the Registrant as at December 31, 2007 and 2006 and the consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007.

Vancouver, British Columbia	(signed) PricewaterhouseCoopers LLP
January 23, 2009	PricewaterhouseCoopers LLP
Chartered Accountants